Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES RESULTS FOR
SECOND QUARTER 2017 AND DECLARES QUARTERLY DIVIDEND

Houston, Texas (Tuesday, August 8, 2017) -- Adams Resources & Energy, Inc. (NYSE: AE) (“Adams” or the “Company”) today announced its financial results for the three months ended June 30, 2017.

The Company reported a net loss of $0.3 million, or ($0.07) per common share, on revenues of $315.2 million for the second quarter of 2017, compared to net income of $3.4 million, or $0.81 per common share, on revenues of $293.2 million for the second quarter of 2016. On an adjusted basis, net earnings were $1.4 million, or $0.34 per common share, for the second quarter of 2017, compared to a net loss of $0.1 million, or ($0.02) per common share, for the second quarter of 2016. The second quarter of 2017 includes a loss of $1.6 million related to the deconsolidation of our oil and gas exploration segment, which voluntarily filed for Chapter 11 bankruptcy in April 2017.

Adjusted net (losses) earnings, adjusted (losses) earnings per common share and cash flow from operations before changes in working capital are non-generally accepted accounting principle (“non-GAAP”) financial measures that are defined and reconciled in the financial tables below.

Second Quarter 2017 Highlights:

•	Gross revenues of approximately $315 million for the second quarter of 2017 compared to $293 million for the second quarter of 2016

•
Our crude oil marketing subsidiary, GulfMark Energy, Inc., marketed approximately 66,817 barrels per day (“bpd”) of crude oil during the second quarter of 2017 and 66,374 bpd of crude oil during the first quarter of 2017, compared to 75,986 bpd of crude oil during the second quarter of 2016

•	$164 million of liquidity ($104 million of cash and cash equivalents and $60 million of undrawn letter of credit facility) as of June 30, 2017

•	Generated cash flow from operations before changes in working capital of $3.5 million for the second quarter of 2017 compared to $6.5 million for the second quarter of 2016

•	Dividend of $0.22 per share for the second quarter of 2017

•	No short or long term debt as of June 30, 2017

“Adams made significant progress toward its strategic exit of the upstream exploration and production segment, and we anticipate the sale of substantially all of the upstream assets to close during the third quarter of 2017. Our diversification of Service Transport’s offerings continued with the launch of ISO tank container storage and transportation in July 2017. GulfMark Energy continues to find ways to create value for upstream producers as evidenced by the slight increase in volumes over the first quarter of 2017. We are continuing to focus on leveraging our strong balance sheet through exploring business development opportunities and strengthening our core businesses during the second half of 2017,” said Thomas S. Smith, President and Chief Executive Officer.

Capital Investments and Dividends

During the second quarter of 2017, the Company invested approximately $1.1 million of capital and paid dividends of $0.9 million ($0.22 per share). The majority of the capital during the second quarter of 2017 was invested in the upstream oil and gas exploration and production subsidiary as the Company participated in several wells in the Permian Basin.

As we disclosed in our press release on April 20, 2017, our oil and gas exploration and production division filed a voluntary petition of reorganization under Chapter 11 of the Bankruptcy Code in Delaware. The Company retained Oil & Gas Asset Clearinghouse, LLC to conduct an auction, which concluded on August 1, 2017 with the anticipated sale of these assets for aggregate gross proceeds of approximately $5.0 million. The sale is expected to close during the third quarter of 2017.

The Company’s Board of Directors also declared a quarterly cash dividend for the second quarter of 2017 in the amount of $0.22 per common share, payable on September 20, 2017 to shareholders of record as of September 6, 2017.

Use of Non-GAAP Financial Measures
This press release and accompanying schedules includes the non-GAAP financial measures of operating cash flow before changes in working capital, adjusted net (losses) earnings and adjusted (losses) earnings per common share. The accompanying schedules provide definitions of these non-GAAP financial measures and reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP financial measures may not be comparable to similarly-titled measures of other companies because they may not calculate such measures in the same manner as we do.

Adams Resources & Energy, Inc. is engaged in the business of crude oil marketing, tank truck transportation of liquid chemicals and dry bulk, and oil and gas exploration and production. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Josh C. Anders
EVP, Chief Financial Officer
janders@adamsresources.com
(281) 974-9442

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Marketing	$301,176	$278,529	$589,791	$514,923
Transportation	13,616	13,860	27,071	27,207
Oil and natural gas	410	774	1,427	1,564
Total revenues	315,202	293,163	618,289	543,694

Costs and expenses:
Marketing	297,508	268,780	582,661	497,837
Transportation	11,851	11,309	24,013	22,498
Oil and natural gas	201	779	951	1,410
General and administrative	1,460	1,938	4,097	4,138
Depreciation, depletion and amortization	3,563	4,756	7,532	9,871
Total costs and expenses	314,583	287,562	619,254	535,754

Operating earnings (losses)	619	5,601	(965)	7,940

Other income (expense):
Loss on deconsolidation of subsidiary	(1,635)	—	(1,635)	—
Losses from equity investments	—	(209)	—	(400)
Interest income	260	96	419	199
Interest expense	(1)	—	(2)	—
Total other income (expense), net	(1,376)	(113)	(1,218)	(201)

(Losses) earnings before income taxes	(757)	5,488	(2,183)	7,739
Income tax benefit (provision)	475	(2,084)	1,041	(2,905)

Net (losses) earnings	$(282)	$3,404	$(1,142)	$4,834

Earnings (losses) per share:
Basic and diluted net (losses) earnings
per common share	$(0.07)	$0.81	$(0.27)	$1.15

Weighted average number of common
shares outstanding	4,218	4,218	4,218	4,218

Dividends per common share	$0.22	$0.22	$0.44	$0.44

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$103,687	$87,342
Accounts receivable, net of allowance for doubtful accounts	72,923	87,162
Accounts receivable – related party	417	—
Inventory	15,957	13,070
Derivative assets	782	112
Income tax receivable	3,071	2,735
Prepayments and other current assets	1,208	2,097
Total current assets	198,045	192,518

Property and equipment, net	33,105	46,325
Investments in unconsolidated affiliates	7,570	2,500
Cash deposits and other	5,230	5,529
Total assets	$243,950	$246,872

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,228	$79,897
Accounts payable – related party	—	53
Derivative liabilities	34	64
Other current liabilities	4,912	6,060
Total current liabilities	88,174	86,074
Other long-term liabilities:
Asset retirement obligations	1,236	2,329
Deferred taxes and other liabilities	6,226	7,157
Total liabilities	95,636	95,560

Commitments and contingencies

Shareholders’ equity	148,314	151,312
Total liabilities and shareholders’ equity	$243,950	$246,872

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30,
	2017	2016
Operating activities:
Net (losses) earnings	$(1,142)	$4,834
Adjustments to reconcile net (losses) earnings to net cash
provided by operating activities:
Depreciation, depletion and amortization	7,532	9,871
Gains on sale of property	(129)	(1,275)
Impairment of oil and natural gas properties	3	87
Provision for doubtful accounts	(8)	93
Deferred income taxes	(926)	(1,965)
Net change in fair value contracts	(700)	(124)
Losses from equity investment	—	400
Loss on deconsolidation of subsidiary	1,635	—
Changes in assets and liabilities:
Accounts receivable	13,581	(10,073)
Accounts receivable/payable, affiliates	(151)	—
Inventories	(2,887)	(5,191)
Income tax receivable	(336)	2,587
Prepayments and other current assets	887	(1,683)
Accounts payable	3,357	7,043
Accrued liabilities	(483)	1,570
Other	(461)	(22)
Net cash provided by operating activities	19,772	6,152

Investing activities:
Property and equipment additions	(2,108)	(4,812)
Proceeds from property sales	190	2,860
Investments in unconsolidated affiliates	—	(4,700)
Insurance and state collateral (deposits) refunds	347	1,250
Net cash used in investing activities	(1,571)	(5,402)

Financing activities:
Dividends paid on common stock	(1,856)	(1,856)
Net cash used in financing activities	(1,856)	(1,856)

Increase (decrease) in cash and cash equivalents	16,345	(1,106)
Cash and cash equivalents at beginning of period	87,342	91,877
Cash and cash equivalents at end of period	$103,687	$90,771

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating cash flow before changes in working capital reconciliation (Non-GAAP):
Net (losses) earnings	$(282)	$3,404	$(1,142)	$4,834
Adjustments to reconcile net (losses) earnings to net cash
provided by operating activities:
Depreciation, depletion and amortization	3,563	4,756	7,532	9,871
Gains on sale of property	(136)	(1,155)	(129)	(1,275)
Impairment of oil and natural gas properties	—	58	3	87
Provision for doubtful accounts	(8)	93	(8)	93
Deferred income taxes	(986)	(613)	(926)	(1,965)
Net change in fair value contracts	(280)	(282)	(700)	(124)
Losses from equity investment	—	209	—	400
Loss on deconsolidation of subsidiary	1,635	—	1,635	—
Operating cash flow before changes in working capital	$3,506	$6,470	$6,265	$11,921

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Adjusted net (losses) earnings and (losses) earnings per common share (Non-GAAP):
Net (losses) earnings	$(282)	$3,404	$(1,142)	$4,834
Add (subtract):
Loss on deconsolidation of subsidiary	1,635	—	1,635	—
Gains on sale of property	(136)	(1,155)	(129)	(1,275)
Impairment of oil and natural gas properties	—	58	3	87
Derivative valuation gains	(280)	(282)	(700)	(124)
Inventory liquidation gains	—	(4,008)	—	(6,211)
Inventory valuation losses	1,405	—	2,063	—
Tax effect of adjustments to (losses) earnings	(918)	1,885	(1,005)	2,633
Adjusted net (losses) earnings	$1,424	$(98)	$725	$(56)

Adjusted (losses) earnings per common share	$0.34	$(0.02)	$0.17	$(0.01)